UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2011

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of Stockholders of Steinway Musical Instruments, Inc. (the “Company”) held on June 24, 2011, the stockholders of the Company voted on the following proposals:

1.             The following nominees were elected to the Company’s Board of Directors:

Director	For	Withheld	Broker Non-Votes

Kyle R. Kirkland	7,598,148	2,470,831	1,148,573

Dana D. Messina	7,578,209	2,490,770	1,148,573

Thomas Kurrer	8,056,757	2,012,222	1,148,573

John M. Stoner, Jr.	8,076,998	1,991,981	1,148,573

Edward Kim	10,021,679	47,300	1,148,573

Jong Sup Kim	10,021,880	47,099	1,148,573

Don Kwon	10,021,409	47,570	1,148,573

David Lockwood	10,022,030	46,949	1,148,573

Michael T. Sweeney	10,021,479	47,500	1,148,573

2.                                       A non-binding, advisory proposal on the compensation of the Company’s Named Executive Officers was approved.

For	Against	Abstain	Broker Non-Votes

9,537,555	30,579	500,845	1,148,573

3.                                       The stockholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s Named Executive Officers be held every year.

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes

1,689,801	515,070	7,362,891	501,217	1,148,573

4.                                       The appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 was ratified.

For	Against	Abstain

11,063,713	110,554	43,285

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 28, 2011	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina

	Name:	Dana D. Messina
	Title:	President and Chief Executive Officer